                                                                                                   EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Frank Marra, Chief Executive Officer and Principal Financial Officer, of Sanguine Corporation (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 17, 2012

By:  /s/ Frank Marra

  Frank Marra

  Chief Executive Officer/ Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Sanguine Corporation and will be retained by Sanguine Corporation and furnished to the Securities Exchange Commission or its staff upon request.